SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ____________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ____________________

                  Date of Report
                  (Date of earliest
                  event reported):    June 2, 1998


                      STATE FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

           Wisconsin                 0-18166                39-1489983
        (State or other          (Commission File         (IRS Employer
          jurisdiction               Number)           Identification No.)
       of incorporation)

            10708 West Janesville Road, Hales Corners, Wisconsin 53130 (Address of principal executive offices, including zip code)


                                  (414) 425-1600
                         (Registrant's telephone number)

   Item 5.   Other Events

             State Financial Services Corporation, a Wisconsin corporation ("SFSC") and a bank holding company, and Home Bancorp of Elgin, Inc., a Delaware corporation ("HBE") and parent company of Home Federal Savings and Loan Association of Elgin, have entered into an Agreement and Plan of Merger, dated as of June 1, 1998 (the "Merger Agreement"), providing for the merger of HBE with and into SFSC (the "Merger"). SFSC will be the surviving corporation in the Merger (the "Surviving Corporation") and will continue to operate under the name State Financial Services Corporation. The Merger Agreement has been approved by the Boards of Directors of both of the constituent companies and, subject to shareholder approval of both SFSC and HBE shareholders as well as to the receipt of various regulatory approvals, the Merger is expected to be completed during the fourth quarter of 1998. If consummated, the Merger will be treated as a pooling-of-interests for accounting purposes.

             Under the terms of the Merger Agreement, each share of common stock, $.01 par value, of HBE (the "HBE Common Stock") issued and outstanding immediately prior to the effectiveness of the Merger (the "Effective Time") will (except as otherwise provided below) be cancelled and converted into the right to receive shares of the common stock, $.10 par value, of SFSC (the "SFSC Common Stock"), plus cash in lieu of any fractional shares, equal to an exchange ratio (the "Exchange Ratio") to be determined based on the Market Value of SFSC Common Stock (as defined below) on the Decision Date (as defined below) as follows:

           Market Value                          Exchange Ratio

    (i)    less than or equal to $21.125   (i)   .86

    (ii)   greater than $21.125 and less   (ii)  .857143
           than or equal to $22.625

    (iii)  greater than $22.625 and less   (iii) the quotient obtained by
           than or equal to $30.00               dividing $19.50 by the
                                                 Market Value of SFSC
                                                 Common Stock

    (iv)   greater than $30.00 and less    (iv)  .65
           than or equal to $31.375

    (v)    greater than $31.375            (v)   .64


                  The "Market Value of SFSC Common Stock," on any date, will be equal to the average closing sale price of SFSC Common Stock as reported on the Nasdaq National Market System for the twenty consecutive trading days immediately preceding the five business days immediately preceding such date.

                  If the Market Value of SFSC Common Stock on the Decision Date is less than $20.00, HBE may notify SFSC in writing, which must be received by SFSC within three business days after the Decision Date, that it is not willing to close on the basis of the Exchange Ratio set forth above. If HBE fails to give notice by such time, it shall be deemed to have agreed to close on the basis of the Exchange Ratio set forth above. Upon receipt of such notice, SFSC may elect (i) to close on the basis of an Exchange Ratio equal to the quotient obtained by dividing $17.25 by the Market Value of SFSC Common Stock on the Decision Date (the "Optional Exchange Ratio"), or (ii) to require closing on the basis of the Exchange Ratio set forth above, in any case by notice in writing, which must be received by HBE within three business days after SFSC's receipt of such notice from HBE. If SFSC fails to make such election, it shall be deemed to have agreed to close on the basis of the Optional Exchange Ratio. If SFSC elects clause (ii) above, then HBE may elect to terminate the Merger Agreement by notice in writing, which must be received by SFSC within three business days after HBE's receipt of such notice from SFSC. If HBE fails to give notice of termination by such time, it shall be deemed to have agreed to close on the basis of the Exchange Ratio set forth above.

                  The term "Decision Date" means the first business day on which the last of the following events shall have occurred: (i) receipt of all necessary state and federal regulatory approvals and the expiration of all required waiting periods, (ii) approval of the transactions contemplated by the Merger Agreement by the shareholders of HBE, (iii) approval of the transactions contemplated by the Merger Agreement by the shareholders of SFSC, and (iv) the date, after the last to occur of subsections (i) through (iii) above but not more than thirty (30) days thereafter, on which the Market Value of SFSC Common Stock is greater than or equal to $20.00.

                  In the Merger, all shares of HBE Common Stock (i) owned by HBE as treasury stock, (ii) owned by the Home Bancorp of Elgin, Inc. 1997 Recognition and Retention Plan and not allocated to participants thereunder or (iii) owned by SFSC will be cancelled and no SFSC Common Stock or other consideration will be given in exchange therefor. Shares of SFSC Common Stock which are issued and outstanding at the time of the Merger will not be affected by the Merger and will remain outstanding as the same number of shares of the Surviving Corporation. Each option granted by HBE under the terms of the Home Bancorp of Elgin, Inc. 1997 Stock Option Plan (the "HBE Option Plan") which is outstanding and unexercised prior to the Effective Time will be converted into an option to purchase shares of SFSC Common Stock equal to the product of the number of shares of HBE Common Stock subject to the original option and the Exchange Ratio (or the Optional Exchange Ratio, as the case may be) (with fractional shares being rounded up to the nearest whole number) and will have an exercise price per share equal to the exercise price under the original option divided by the Exchange Ratio (or the Optional Exchange Ratio, as the case may be) (with the exercise price rounded down to the nearest whole cent).

                  The Merger is subject to customary closing conditions, including, without limitation, the receipt of required shareholder approvals of SFSC and HBE; the receipt of regulatory approvals to consummate the Merger; the receipt of opinions of counsel that the Merger will qualify as a tax-free reorganization; and the receipt of opinions from independent accountants that the Merger will qualify as a pooling-of-interests for purposes of generally accepted accounting principles. In addition, the Merger is conditioned upon the effectiveness of a registration statement to be filed by SFSC with the Securities and Exchange Commission with respect to shares of SFSC Common Stock to be issued in the Merger. It is anticipated that shareholders will vote upon the Merger at special meetings of shareholders held by both SFSC and HBE in the third or fourth quarter of 1998.

                  The Merger Agreement contains certain covenants of the parties pending the consummation of the Merger. Generally, the parties must carry on their businesses in the ordinary course consistent with past practice, may not declare dividends on common stock other than regular quarterly cash dividends and may not issue any capital stock except pursuant to outstanding stock options. The Merger Agreement also contains restrictions on, among other things, charter and bylaw amendments, acquisitions, dispositions of assets, incurrence of indebtedness, certain increases in employee compensation and benefits, the satisfaction of material claims, liabilities or obligations, and material changes to the investment securities portfolio or gap position of SFSC or HBE.

                  Following the Effective Time, the corporate headquarters of the Surviving Corporation will be located in Hales Corners, Wisconsin.
   The Surviving Corporation's Board of Directors and executive officers will consist of the current directors and executive officers of SFSC.

                  The Merger Agreement may be terminated under certain circumstances, including (i) by mutual consent of the parties; (ii) by either party if the Merger is not consummated by January 31, 1999; (iii) by either party if either of SFSC's or HBE's shareholders vote against the Merger or if any state or federal law or court order prohibits the Merger;
   (iv) by the non-breaching party if there exist breaches of any representations or warranties contained in the Merger Agreement or in the Stock Option Agreement (as hereinafter defined), which breaches, individually or in the aggregate, would result in a material adverse effect on the breaching party and which are not cured within thirty (30) days after notice; (v) by the non-breaching party if there occurs a material breach of any covenant or agreement in the Merger Agreement or in the Stock Option Agreement which is not cured within thirty (30) days after notice; (vi) by either party if the Board of Directors of the other party shall withdraw or adversely modify its recommendation of the Merger or shall approve or recommend any competing transaction; or (vii) by HBE in the event that the Market Value of SFSC Common Stock at the time for the Merger is less than $20 per share and SFSC does not elect the Optional Exchange Ratio as described above.

                  The Merger Agreement provides that if a breach described in clause (iv) or (v) of the previous paragraph occurs, then, if such breach is not willful, the non-breaching party will be entitled to reimbursement of its out-of-pocket expenses, not to exceed $350,000. In the event of a willful breach, the non-breaching party will be entitled to its out-of-pocket expenses (which shall not be limited to $350,000) and any remedies it may have at law or in equity.

                  Concurrently with the Merger Agreement, SFSC and HBE entered into a stock option agreement (the "Stock Option Agreement") pursuant to which HBE granted SFSC an irrevocable option to purchase up to 19.9% of HBE's shares of common stock issued and outstanding at an exercise price of $17.00 per share. The option is exercisable upon the occurrence of certain events described in the Stock Option Agreement. If the option becomes exercisable, SFSC will have the right to receive, under certain circumstances, the difference between the exercise price and the then current market price of the shares subject to option and may request that HBE repurchase from it all or any portion of the option at the price specified in the Stock Option Agreement.

                  Based on data as of March 31, 1998, the Surviving Corporation will have total assets in excess of $786 million, total loans of approximately $562 million, total deposits of approximately $629 million and shareholders' equity of approximately $135 million.

                  The Merger Agreement, the joint press release issued in conjunction therewith and the Stock Option Agreement are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summaries of the material provisions of the Merger Agreement and the Stock Option Agreement set forth above are qualified in their entirety by reference to each respective agreement filed as an exhibit hereto.

   Item 7.        Financial Statements and Exhibits.

                  (a)  Not Applicable.

                  (b)  Not Applicable

                  (c)  Exhibits.

                       The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 STATE FINANCIAL SERVICES CORPORATION


   Date: June 12, 1998           By:   /s/ Michael A. Reindl
                                      Michael A. Reindl
                                      Senior Vice President, Controller
                                        and Chief Financial Officer

                      STATE FINANCIAL SERVICES CORPORATION

                            EXHIBIT INDEX TO FORM 8-K
                            Report Dated June 2, 1998

          (2.1) Agreement and Plan of Merger, dated as of June 1, 1998, by and between State Financial Services
                  Corporation and Home Bancorp of Elgin, Inc.*

          (2.2) Stock Option Agreement, dated as of June 1, 1998, by and between State Financial Services Corporation and Home Bancorp of Elgin, Inc.

          (99)    Joint Press Release of State Financial Services
                  Corporation and Home Bancorp of Elgin, Inc., dated
                  June 2, 1998

   ______________________

   * The schedules to this document are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.